N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Global Asset Management
ClearBridge Global Growth Trust

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Statement of Additional Information as filed with the
 Securities and Exchange Commission pursuant to Rule 497 of the Securities
Act of 1933 on June 1, 2015 (Accession No. 0001193125-15-208744).  The
Registrant also incorporates by reference Post-Effective Amendment No. 90 to Form N-1A filed on February 19, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-15-054385).